                                  UNITED STATES
                        SECURTIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

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              the Securities Exchange Act of 1934 (Amendment No. )

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         |X| Soliciting Material Under Rule 14a-12

                               A. SCHULMAN, INC.
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                (Name of Registrant as Specified in Its Charter)

                STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.
                     STARBOARD VALUE & OPPORTUNITY FUND, LLC
                               RCG ENTERPRISE, LTD
                                  PARCHE, LLC
                          RCG STARBOARD ADVISORS, LLC
                          RAMIUS CAPITAL GROUP, L.L.C.
                                C4S & CO., L.L.C.
                                 PETER A. COHEN
                                MORGAN B. STARK
                               JEFFREY M. SOLOMON
                               THOMAS W. STRAUSS
                                 MARK MITCHELL
                             MICHAEL CAPORALE, JR.
                                   LEE MEYER
                              YEVGENY V. RUZHITSKY
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   (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Starboard Value and Opportunity Master Fund Ltd., an affiliate of Ramius Capital
Group, L.L.C. ("Ramius Capital"), together with the other participants named herein, has made a preliminary filing with the Securities and Exchange
Commission ("SEC") of a proxy statement and an accompanying GOLD proxy card to be used to solicit votes for the election of its nominees at the 2007 annual meeting of stockholders of A. Schulman, Inc., a Delaware corporation (the
"Company").

      Item 1: On November 8, 2007, Ramius Capital issued the following press release:

PRESS RELEASE                               Source: Ramius Capital Group, L.L.C.

RAMIUS CAPITAL FILES PRELIMINARY PROXY MATERALS TO ELECT FOUR NOMINEES TO
BOARD OF DIRECTORS OF A. SCHULMAN, INC.
November 8, 2007

BELIEVES THE RAMIUS NOMINEES HAVE THE EXPERIENCE NECESSARY TO HELP OVERSEE AN
EFFORT TO MAXIMIZE STOCKHOLDER VALUE

BELIEVES THAT A SALE OF THE COMPANY IS THE BEST WAY TO MAXIMIZE STOCKHOLDER
VALUE

SEEKS SUPPORT FOR PROPOSAL TO ESTABLISH INDEPENDENT COMMITTEE TO EVALUATE
ALTERNATIVES FOR MAXIMIZING STOCKHOLDER VALUE

      NEW YORK--(BUSINESS WIRE)--Starboard Value and Opportunity Master Fund
Ltd. ("Starboard"), an affiliate of RCG Starboard Advisors, LLC and Ramius
Capital Group, L.L.C. (collectively, "Ramius"), today announced that it has filed with the Securities and Exchange Commission preliminary proxy materials in connection with its nomination of four highly qualified candidates for election to the Board of Directors of A. Schulman, Inc. ("Schulman" or the "Company")
(NASDAQ: SHLM) at the Company's 2007 Annual Meeting of Stockholders, which is scheduled to be held on January 10, 2008.

      Ramius also announced that it is seeking support for its previously submitted proposal to establish a special committee of independent directors that would engage the services of a nationally recognized investment banking firm to evaluate alternatives that would maximize stockholder value, including a sale of the North American business or a merger or outright sale of the Company.

      Ramius Partner Mark R. Mitchell stated, "Ramius believes that the intrinsic value of the Company's assets is not reflected in the current market price. In our opinion, Schulman's stock is undervalued due to continued
disappointing operating performance, which is a direct result of a misguided growth strategy, lack of management execution and poor capital allocation decisions."

      Mr. Mitchell added, "We believe both management and the Board have had ample opportunity to address the Company's key strategic and operational issues.
In our opinion, the Company's poor performance, which spans a decade, requires a change in strategy. Accordingly, we think that the Board should pursue a sale of the Company and believe that a sale of the Company is the best way to maximize stockholder value."

      Ramius is the beneficial holder of approximately 7.4% of Schulman's outstanding shares. Ramius' nominees are Michael Caporale, Jr., Lee Meyer,
Mark R. Mitchell and Jeffrey M. Solomon.

      About Ramius Capital Group, L.L.C.

      Ramius Capital Group is a registered investment advisor that manages assets of approximately $9.6 billion in a variety of alternative investment strategies. Ramius Capital Group is headquartered in New York with offices located in London, Tokyo, Hong Kong, Munich and Vienna.

      CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

      Starboard Value and Opportunity Master Fund Ltd., an affiliate of
Ramius Capital Group, L.L.C. ("Ramius Capital"), together with the other participants named herein, has made a preliminary filing with the Securities and Exchange Commission ("SEC") of a proxy statement and an accompanying GOLD proxy card to be used to solicit votes for the election of its nominees at the 2007 annual meeting of stockholders of A. Schulman, Inc., a Delaware corporation (the "Company").

      RAMIUS CAPITAL ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY
STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL
CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO
CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE
PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY
STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO
THE PARTICIPANTS' PROXY SOLICITOR.

      The participants in the proxy solicitation are Starboard Value and
Opportunity Master Fund Ltd., a Cayman Islands exempted company
("Starboard"), Starboard Value & Opportunity Fund, LLC, a Delaware limited liability company ("Starboard Value"), Parche, LLC, a Delaware limited liability company ("Parche"), RCG Enterprise, Ltd, a Cayman Islands exempted company ("RCG Enterprise"), RCG Starboard Advisors, LLC, a Delaware limited liability company ("RCG Starboard"), Ramius Capital, a Delaware limited liability company, C4S & Co., L.L.C., a Delaware limited liability company
("C4S"), Peter A. Cohen ("Mr. Cohen"), Morgan B. Stark ("Mr. Stark"), Thomas
W. Strauss ("Mr. Strauss"), Jeffrey M. Solomon ("Mr. Solomon"), Mark Mitchell
("Mr. Mitchell"), Michael Caporale, Jr. ("Mr. Caporale Jr."), Lee Meyer ("Mr.
Meyer")and Yevgeny V. Ruzhitsky ("Mr. Ruzhitsky") (collectively, the
"Participants").

      Starboard beneficially owns 998,073 shares of Common Stock of the Company.
Starboard Value beneficially owns 736,984 shares of Common Stock of the Company.
Parche beneficially owns 327,738 shares of Common Stock of the Company. As the sole non-managing member of Parche and owner of all economic interests therein,
RCG Enterprise is deemed to beneficially own the 327,738 shares of Common Stock of the Company owned by Parche. As the investment manager of Starboard and the managing member of each of Parche and Starboard Value, RCG Starboard Advisors is
deemed to beneficially own the 998,073 shares of Common Stock of the Company owned by Starboard, the 736,984 shares of Common Stock of the Company owned by
Starboard Value and the 327,738 shares of Common Stock of the Company owned by
Parche. As the sole member of RCG Starboard Advisors, Ramius Capital is deemed to beneficially own the 998,073 shares of Common Stock of the Company owned by
Starboard, the 736,984 shares of Common Stock of the Company owned by Starboard
Value and the 327,738 shares of Common Stock of the Company owned by Parche. As the managing member of Ramius Capital, C4S is deemed to beneficially own the
998,073 shares of Common Stock of the Company owned by Starboard, the 736,984 shares of Common Stock of the Company owned by Starboard Value and the 327,738 shares of Common Stock of the Company owned by Parche.

      As the managing members of C4S, each of Messrs. Cohen, Stark, Strauss and
Solomon is deemed to beneficially own the 998,073 shares of Common Stock of the
Company owned by Starboard, the 736,984 shares of Common Stock of the Company owned by Starboard Value and the 327,738 shares of Common Stock of the Company owned by Parche. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of such shares of Common Stock of the Company except to the extent of their respective pecuniary interest therein.

      As members of a "group" for the purposes of Rule 13d-5(b)(1) of the
Securities Exchange Act of 1934, as amended, each of Messrs. Caporale, Jr.,
Meyer, Mitchell and Ruzhitsky is deemed to beneficially own the 998,073 shares of Common Stock of the Company owned by Starboard, the 736,984 shares of Common
Stock of the Company owned by Starboard Value and the 327,738 shares of Common
Stock of the Company owned by Parche. Messrs. Caporale, Jr., Meyer, Mitchell and
Ruzhitsky each disclaim beneficial ownership of the shares of Common Stock of the Company that they do not directly own.

      Contact:
      Media & Shareholders:
      Sard Verbinnen & Co.
      Dan Gagnier or Renee Soto, 212-687-8080

      Source: Ramius Capital Group, L.L.C.